UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2008

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Rex M. Adams as Chief Operating Officer of the Company

On September 2, 2008, WellCare Health Plans, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) had elected Mr. Rex M. Adams as the Company’s new Chief Operating Officer, effective immediately.

Prior to joining the Company, Mr. Adams, age 47, was the President and Chief Executive Officer of AT&T Incorporated’s East Region, from January 2007 to March 30, 2008.  In such capacity, Mr. Adams was responsible for consumer and business sales and service, network operations, profit and loss accountability, and the management of over 5,000 employees.  For the period prior to AT&T’s acquisition of BellSouth, Mr. Adams was an elected officer of BellSouth Corporation from July 2001 to December 2006, serving in various leadership positions. During the merger transition period from February 2006 to December 2006, Mr. Adams was assigned as Web Development Officer. From December 2004 to January 2006, Mr. Adams was the President of BellSouth Wholesale Services, and had similar responsibilities as President and Chief Executive Officer of AT&T East Region.  From January 2004 to November 2004, Mr. Adams was Vice-President, Product Development and Management of BellSouth Corporation, where he was responsible for product profitability, development and commercialization. From July 2001 to November 2004, Mr. Adams was President of BellSouth Long Distance Services, where he was responsible for profit and loss and all areas of BellSouth’s long distance business.  From September 2007 to the present, Mr. Adams has served on the board of trustees for Yale-New Haven Hospital, a premier teaching and research hospital, and as a member of its Finance and Audit Committee. Mr. Adams holds a B.S. in economics from the United States Military Academy at West Point and a MBA in business administration from the Harvard Business School.

In connection with Mr. Adams’ election as Chief Operating Officer of the Company, Mr. Adams, the Company and Comprehensive Health Management, Inc., a subsidiary of the Company, have entered into an employment agreement, and the Company and Mr. Adams have entered into an indemnification agreement, a restricted stock agreement and a stock option agreement.  Copies of the employment agreement, indemnification agreement, restricted stock agreement and stock option agreement  are attached to this report (or are incorporated by reference from a prior filing) as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.  The summaries set forth below of Mr. Adams’ employment agreement, restricted stock agreement and stock option agreement are qualified in their entirety by reference to the text of such agreements.

        Summary of Employment Agreement

Mr. Adams’ employment agreement commenced on September 2, 2008 and has an initial term of four years.  Effective as of the expiration of the initial four-year term, the employment agreement automatically extends for additional one-year periods unless either party gives notice of non-renewal at least 90 days before the expiration of the term.

Mr. Adams will receive a minimum base salary of $425,000.  Mr. Adams also will be entitled to receive an annual cash bonus based on his achievement of performance objectives set by the Compensation Committee of the Board with a targeted bonus of 100% of his annual salary for each fiscal year.  As described in more detail below, on the date Mr. Adams commences employment, he will receive 55,000 restricted shares (the “Restricted Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”) and 100,000 options to purchase shares of common stock, each under the Company’s 2004 Equity Incentive plan (the “2004 Plan”).  In addition, Mr. Adams will be entitled to earn equity compensation awards granted under and subject to the terms and conditions of the Company’s 2004 Plan based upon Mr. Adams’ achievement of specified performance objectives, with an annual equity compensation award target of 200% of Mr. Adams’ annual salary for each fiscal year.  During the term of the employment agreement, Mr. Adams will be entitled to receive the same benefits accorded to other senior executives of the Company.

If Mr. Adams’ employment is terminated without “cause” or by Mr. Adams for “good reason” (as defined in his employment agreement), he will be entitled to severance benefits that include: (i) a lump sum cash payment equal to one times the sum of Mr. Adams’ annual salary as in effect on the termination date and the average of the two highest cash bonuses earned by Mr. Adams over the three prior years or, if Mr. Adams has not been employed for three years, the target cash bonus for the year in which the termination occurs, and (ii) for the duration of the applicable COBRA period (generally 18 months, but under certain circumstances up to 36 months following termination), reimbursement on an after-tax basis for the cost of continued participation in the medical, dental and vision care and life insurance benefits in which Mr. Adams and his family participated prior to the termination date, provided Mr. Adams elects to continue health insurance coverage pursuant to COBRA.  Mr. Adams’ employment agreement also provides for certain benefits upon Mr. Adams’ death or disability.

The employment agreement requires that to the extent that any payment or benefit received or to be received by Mr. Adams would be subject to an excise tax under the Internal Revenue Code of 1986, as amended (the “Code”), the Company will pay to Mr. Adams an additional amount such that the net amount received by Mr. Adams is equal to what he would have received if none of his payments or benefits were subject to an excise tax, provided that if the amount of payments subject to an excise tax exceeds the safe harbor under Section 280G of the Code by less than ten percent of Mr. Adams’ base salary, then Mr. Adams’ payment will be reduced so that no amounts are subject to an excise tax.

The employment agreement also includes confidentiality and non-competition provisions, including a requirement that Mr. Adams not seek employment with, or ownership in, a company in direct competition with the Company and its subsidiaries for a period of one-year after the termination of his employment.

        Summary of Restricted Stock Award

The employment agreement provides that Mr. Adams will receive 55,000 Restricted Shares under the 2004 Plan.  On September 2, 2008, the Company and Mr. Adams entered into a restricted stock agreement setting forth the terms of such grant.  Pursuant to the terms the restricted stock agreement, 25% of the Restricted Shares will become vested on each anniversary of the date of grant (i.e., the date on which Mr. Adams commences his employment with the Company).   In addition, if Mr. Adams is terminated by the Company without “cause” or he terminates employment for “good reason” (each as defined in his employment agreement), in either case, within twenty-four months of a change in control of the Company (as defined in the 2004 Plan), or if his employment is terminated because of his death or disability, then any unvested Restricted Shares will immediately vest on the date of Mr. Adams’ termination.

        Summary Non-Qualified Stock Option Award

The employment agreement provides that Mr. Adams will receive 100,000 Options to purchase shares of Common Stock under the 2004 Plan.  On September 2, 2008, the Company and Mr. Adams entered into a stock option agreement, setting forth the terms of such grant.   Pursuant to the terms of the stock option agreement, 25% of the Options will become vested on each anniversary of the date of grant (i.e., the date on which Mr. Adams commences his employment with the Company), and have an exercise price equal to the closing price of one share of the Common Stock on the New York Stock Exchange on the date of grant.   In addition, if Mr. Adams is terminated by the Company without “cause” or terminates employment for “good reason” (each as defined in his employment agreement), in either case, within twenty-four months of a change in control of the Company (as defined in the 2004 Plan), or if his employment is terminated because of his death or disability, then any unvested Options will immediately vest on the date of Mr. Adams’ termination.

Item 9.01   Financial Statements and Exhibits.

(d)        Exhibits

10.1                  Employment Agreement by and among Rex M. Adams, WellCare Health Plans, Inc. andComprehensive Health Management, Inc.
10.2	Indemnification Agreement between Rex M. Adams and WellCare Health Plans, Inc. (incorporated by reference to the Company’s form indemnification agreement filed as Exhibit 10.24 to the Company’s Form S-1/A filed on June 8, 2004)

                        10.3                  Restricted Stock Agreement between Rex M. Adams and WellCare Health Plans, Inc.
10.4                  Non-Qualified Stock Option Agreement between Rex M. Adams and WellCare Health Plans, Inc.
99.1                  Press release dated September 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2008	WELLCARE HEALTH PLANS, INC. /s/ Heath Schiesser Heath Schiesser President and Chief Executive Officer

Exhibit Index

Exhibit	Document
10.1	Employment Agreement by and among Rex M. Adams, WellCare Health Plans, Inc. and Comprehensive Health Management, Inc.
10.2
Indemnification Agreement between Rex M. Adams and WellCare Health Plans, Inc. (incorporated by reference to the Company’s form indemnification agreement filed as Exhibit 10.24 to the Company’s Form S-1/A filed on June 8, 2004)

10.3	Restricted Stock Agreement between Rex M. Adams and WellCare Health Plans, Inc.
10.4	Non-Qualified Stock Option Agreement between Rex M. Adams and WellCare Health Plans, Inc.
99.1	Press release dated September 2, 2008